UNITED STATES  SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                      ------------------------



                             FORM 8-K



                          CURRENT REPORT



  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report: Oct 27, 1998    Date of Earliest Event reported: Oct 16, 1998




                       THE VIALINK COMPANY
     (Exact name of Registrant as specified in its charter)



         OKLAHOMA                    000-21729              73-1247666
(State or other jurisdiction   (Commission File Number)  (I.R.S. Employer
   of incorporation)                                    Identification No.)



                        13800 BENSON ROAD
                    EDMOND, OKLAHOMA   73013
      (Address of principal executive offices and zip code)



 Registrant's telephone number, including area code: (405) 936-2300















=============================================================================




ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to the Asset Acquisition Agreement dated August 31,
1998, Applied Intelligence Group, Inc. (the "Company") sold to
The NetPlex Group ("NetPlex") and NetPlex purchased the assets
(other than cash and accounts receivable) related to the Company's retail and store systems consulting division (the
"Consulting Division"), generally including technical consulting services and solutions business, which provides technical consulting services and solutions to the retail and distribution industries. Such assets consist primarily of furniture and fixtures, computer desktop and laptop hardware configurations along with the associated software required on such computers, and certain internally developed software used in the retail consulting business, known more specifically as Retail Services
Application (Trademark) "RSA". NetPlex also acquired the rights to use the name "Applied Intelligence Group", and CHAINLINK (Registration mark).
The Company's CHAINLINK software was licensed to Netplex under a Software Remarketing and Reselling Agreement dated September 1, 1998. The general terms and conditions of the license agreement are discussed below. The assets and operations of the Company's network services, including viaLinkr and ijob, were retained by the Company. viaLink develops, markets and implements proprietary software products, information content and related services to facilitate electronic commerce. ijob provides an internet based solution job referral and candidate evaluation service for both employers and employees. The Consulting
Division Sale was consummated on October 16, 1998; however, the effective date of the Consulting Division Sale was September
1, 1998, for accounting and other business purposes (the
"Effective Date").

     At Closing, Netplex paid to the Company (i) $3,000,000, less certain other payments disbursed from the escrow funds directly to others for fees and expenses in connection with the Consulting Division Sale, as more fully described below, in immediately available funds and (ii) 643,770 shares of Netplex Class B Preferred Stock (the "Netplex Preferred Stock"), each of which will be convertible into one share of common stock, $.001 par value, of Netplex (the "Netplex Common Stock"). As of October 22, 1998, the closing sale price of the Netplex Common Stock as reported on the Nasdaq SmallCap Market was $1.188.

Class B Preferred Stock

     The Class B Preferred Stock possess all such rights and privileges that are afforded to preferred stock by the New York Business Corporation Law in the absence of any express grant or limitation of rights or privileges provided in the Certificate of Incorporation of Netplex Group. The designations and the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the shares of the Class B Preferred Stock as set forth in the Certificate of Incorporation are summarized as follows: (i) Voting Rights. Holders of the Class B Preferred Stock do not have any voting rights other than as provided by law: (ii) Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the affairs of Netplex Group, and before any distribution or payments are made to the holders of the Common Stock and any other class of stock other than the Class A Preferred Stock, holders of the Class B Preferred Stock will be entitled to receive a liquidating distribution of $3.50 per share plus accumulated and unpaid dividends before any distribution of assets will be made to holders of Common Stock or any other class of stock or the amount the holders of the Class B Preferred Stock would receive if the Class B Preferred Stock were converted to Netplex Group Common Stock; (iii) Conversion Privileges. Each share of Class B Preferred Stock is convertible, at such holder's option, into one share of Netplex Group Common Stock at any time, subject to customary adjustments to prevent dilution upon the occurrence of certain future events. Netplex Group is obligated at all times to reserve and keep available, free from preemptive rights, unissued or treasury shares of Netplex Group Common Stock sufficient to effect the conversion of all the issued and outstanding shares of Class B Preferred Stock.

     Furthermore, in connection with the Consulting Division Sale and as a condition of the Asset Acquisition Agreement, the Company and Netplex Group have entered into an Earn-out Agreement which will require NetPlex Group to operate the Consulting Division in a manner that will give the Company the opportunity to receive additional cash consideration from Netplex Group and Netplex Group Preferred Stock. Under the Earn-out Agreement, during each of the seven (7) calendar quarters beginning with the quarter ending September 30, 1998 and ending March 31, 2000 ("Earn-out Period"), Netplex Group will pay the Company 50% of the Net Profit, as defined below, earned by the Consulting Division as operated by Netplex. The cumulative, maximum cash amount that the Company may receive under the Earn-out Agreement is $1,5000,000. For purposes of determining the amount to be paid under the Earn-out Agreement, "Net Profit" will be calculated based on the earnings of the Consulting Division before interest, taxes, depreciation and amortization.

     Under the terms of the Earn-out Agreement, if the aggregate Net Profit of the Consulting Division for the ten (10) quarters beginning with the quarter ending September 30, 1998 and ending December 31, 2000, exceeds $5,000,000 (the "Net Profit Threshold"), the Company may become entitled to receive up to 643,770 additional shares of Netplex Group Preferred Stock. For purposes of determining the amount of additional Netplex Group Preferred Stock that may be issued pursuant to the Earn-out Agreement, the Net Profit for the period commencing September 1, 1998 and ending December 31, 2000 will be limited to $9,000,000. In the event the aggregate Net Profit during such period is less than $5,000,000, the Company will not be entitled to receive any additional shares of Netplex Group Preferred Stock. In the event the Net Profit Threshold is attained, the number of additional shares of Netplex Group Preferred Stock that the Company will be entitled to receive will be determined on or before March 1, 2001 by multiplying the number of shares of Netplex Group Preferred Stock initially received by the Company and that have not been converted to Netplex Group Common Stock on or before December 31, 1999, by the quotient of the difference between $9,000,000 (less $5,000,000) and the Net Profit of the Consulting Division for the period ending December 31, 2000 divided by $4,000,000. For example only, if the Consulting Division were to earn a Net
Profit of $9,000,000 (less $5,000,000) during the period ending December 31, 2000, the Company will be entitled to receive one additional share of Netplex Group Preferred Stock for each share of Netplex Group Preferred Stock that has not been converted to Netplex Common Stock and sold on or before December 31, 2000. By further example, if the Consulting Division earns a Net Profit of $7,500,000 (less $5,000,000) during the period ending December
31, 2000, the Company will be entitled to receive an additional
 .625 share of Netplex Group Preferred Stock for each share of Netplex Group Preferred Stock initially received by the Company that was not converted to Netplex Common Stock and no longer owned by the Company prior to December 31, 2000.

     There is no public market for the Netplex Preferred Stock and it is anticipated that a market will not develop; although as mentioned above, each share of the Netplex Preferred Stock is convertible, at the option of the Company, into Netplex Common Stock on a share-for-share basis. However, in the event the Company elects to convert all or any portion of the Netplex Preferred Stock to Netplex Common Stock prior to December 31, 2000, for any reason, including the need for additional working capital or reduction of borrowings, the number of additional shares of Netplex Preferred Stock that the Company may become entitled to receive under the Earn-out Agreement will be reduced or fully eliminated if all shares of the Netplex Preferred Stock have been converted to Netplex Common Stock and sold. As long as the Company owns the NetPlex Common Stock, it will be entitled to the additional stock compensation according to the formula above.

     Under the terms of the Software Remarketing and Reselling Agreement, the Company has granted to NetPlex the nonexclusive, nontransferable license to use, copy and distribute throughout the world the software product of the Company known as CHAINLINK (the "Licensed Software"), the documentation, and to modify the Licensed Software and Documentation and to create derivative works of the Licensed Software. The term of this agreement is from September 1, 1998 through December 31, 2003, unless earlier terminated pursuant to the terms of the agreement. Generally, NetPlex shall pay a fee of $2,500 per sublicense in excess of 100 sublicenses sold by NetPlex each year.

     Under the terms of the Sublease dated September 1, 1998,
approved by the lessor on September 30, 1998, NetPlex will pay to the Company an annual minimum rent for the subleased premises as defined in the agreement, an amount equal to an initial
rate of 61% of the annual rent payment required under the original lease with the Company's lessor, (the "Main Lease"). Such initial rate of 61% is equal to NetPlex's proportionate share of leasable space, which is
subject to increase under the terms of the Sublease.   The Sublease
is generally subject to the same terms and conditions of the Main Lease.

     Under the terms of the Administrative Services Agreement dated August 31, 1998, whereby the Company is providing certain administrative services to NetPlex, NetPlex will pay to the Company the agreed upon amounts for services as defined in the agreement, including receptionist, telephone, long distance services, copier, building support and maintenance, LAN support, Internet connectivity, payroll and other services.

     In connection with the Consulting Division Sale and in accordance with the Acquisition Agreement, the Company has assigned and transferred all of its rights in the name, "Applied Intelligence Group" to The Netplex Group, which required amendment of the Certificate of Incorporation of the Company (the "Name Change Amendment"). On September 4, 1998, the Board of Directors unanimously approved the Amendment to the Certificate of Incorporation, and upon the final closing on October 16, 1998 following execution of the Shareholder Consent approving the Name Change Amendment, immediately made a proper filing with the Secretary of State of the State of Oklahoma, and changed the name of the Company to "The viaLink Company" effective October 19, 1998.


Fees and Expenses

     Each of the Company and Netplex paid its own costs and expenses incurred in connection with the sale or purchase of the Consulting Division. Upon consummation of the Consulting Division Sale, all of the expenses of the Company associated the Consulting Division Sale will be paid from proceeds of the Consulting Division Sale. In addition, on June 11, 1998, the Company agreed to pay at closing of the Consulting Division Sale to Ampton Investments, Inc. an amount equal to 3% of the purchase price of the Consulting Division ($120,000) for the introduction of the Company to Netplex. Pursuant to subsequent negotiations and agreement, the Company and Ampton Investments agreed to a one time fee of $175,000 in full consideration of all amounts due Ampton Investments regarding the sale of the Consulting Division. In addition, the Company agreed to pay Lewis B. Kilbourne Ph.D. a fee of $30,000 for his services in consummating the Consulting Division Sale. The additional expenses incurred by the Company in connection with the Consulting Division Sale, including filing fees, printing and mailing expenses, fairness opinion, and legal and accounting fees and expenses, were approximately $185,000.

     The net cash proceeds of the Consulting Division Sale received by the Company, without giving effect to any additional amounts that the Company may become entitled to receive under the Earn-out Agreement or obtained from resale of the Netplex Group Preferred Stock or Netplex Group Common Stock, was $1,851,731, after payment from the escrow of proceeds due back to NetPlex under the terms and conditions of the Asset Acquisition Agreement to comply with the Effective Date of September 1, 1998, after payment of the amount due Ampton Investments, after payment to legal counsel for fees and expenses incurred by the Company due to the Consulting Division Sale, and after payment of long-term debt and accrued interest to the commercial lender to the Company. Other fees and expenses of the transaction are estimated to be $90,000 for other fairness opinion fees, legal, accounting and printing charges. Upon receipt of the net proceeds, the Company repaid all outstanding Shareholder notes and accrued interest totaling $565,094. Pending use, the net proceeds are invested by the Company in investment grade, short-term, interest-bearing securities.


ITEM 5.  OTHER EVENTS

Amendments to the Stock Option Plans

     1995 Stock Option Plan. The Applied Intelligence Group, Inc. 1995 Stock Option Plan (the "1995 Stock Option Plan") provides that non-qualified or non-incentive stock options ("NSO Options") may only be granted to key management employees, directors, key professional employees, and key professional non-employee service providers of the Company. Further, the Plan provides that NSO Options are exercisable only during the period the holder thereof is employed by the Company and for a period of three months following termination of the holder's employment with the Company. Accordingly, unless NSO Options are exercised within three months following termination of the option holder's employment with the Company, the NSO Options will expire.

     In connection with the Consulting Division Sale, most of the Consulting Division employees became employees of Netplex Group and, accordingly, have terminated their employment with the Company. Therefore, unless the NSO Options held by such employees are exercised within three months following their employment terminations, such NSO Options will expire. The Board unanimously approved the 1995 Plan Amendment on September 4, 1998. The Stock Option Plan Amendment, approved by a majority vote of the shareholders of the Company on October 16, 1998, (A) permits NSO Options to be granted to non-employees and permit the option holders to exercise such stock options through the end of applicable option period without requiring continued employment with the Company as a condition of exercise and (B) increases the number of shares of common stock, $.001 par value per share of the Company (the "Common Stock") authorized and reserved for issuance under the 1995 Stock Option Plan from 300,000 to 800,000 ("1995 Plan Amendment"). Immediately after execution of the Shareholder Consent, the 1995 Plan Amendment became effective on September 1, 1998. A copy of the 1995 Plan Amendment is fully set forth in the Shareholder Consent as Exhibit 10.54 to this Report.

     1998 Non-Qualified Stock Option Plan. The Applied Intelligence Group, Inc. 1998 Non-Qualified Stock Option Plan (the "1998 Non-Qualified Stock Option Plan") provides that non-qualified stock options and stock appreciation rights may only be granted to directors, executive officers, key employees and independent contractors and consultants of the Company. On September 4, 1998, the Board of Directors unanimously approved the 1998 Plan Amendment to permit the grant of non-qualified stock options and stock appreciation rights to any employee of the Company, and not solely to "key" employees and to increase the number of shares of Common Stock authorized and reserved for issuance under the 1998 Stock Option Plan from 500,000 to 800,000. The Stock Option Plan Amendment was approved by a majority vote of the shareholders of the Company on October 16, 1998. Immediately after execution of the Shareholder Consent, the 1998 Plan Amendment became effective on September 1, 1998. A copy of the 1998 Plan Amendment fully set forth in the Shareholder Consent as Exhibit 10.54 to this Report.

Name Change to The viaLink Company

     Effective with the closing of the transaction described above, the Company filed with the Secretary of State in Oklahoma, an amendment to change the name of the Company to "The viaLink Company". Such amendment became effective on October 19, 1998.

Resignation and Election of Officers of The viaLink Company

     Effective with the transaction, Mr. Robert Barcum resigned as President and Chief Executive Officer, but remains as a director and Chairman of the Board of the Company. Also, Mr. David North resigned as Vice President of Consulting and Mr. Larry Davenport resigned as Vice President of Marketing and Sales of the Company. Mssrs. Barcum, North and Davenport have been hired as officers of the consulting division of The NetPlex Group, Inc.

     Dr. Lewis Kilbourne, an outside director, was elected acting Chief Executive Officer of The viaLink Company, and remains a director of the Company. Mr. Robert Baker, a director, was elected President and Chief Operating Officer of the Company and also remains a director. The Company is actively seeking to add an additional outside director.

     The attached press release may contain forward-looking information. Readers are cautioned that such information involves risks and uncertainties, including the possibility that events may occur which impair the Company's future financial results or preclude completion of future acquisitions by the Company. A copy of the press release is attached hereto as Exhibit 99.3 and is hereby incorporated by reference.





Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements of businesses acquired - Not applicable

     (b)  Pro forma financial information - Not applicable

     (c)  Exhibits

     Exhibit  3.3   Third Amendment to Certificate of Incorporation of
                       Applied Intelligence Group, Inc.*
     Exhibit 10.48  Asset Acquisition Agreement, dated August 31, 1998*
     Exhibit 10.49  First Amendment to Asset Acquisition Agreement dated
                       September 9, 1998*
     Exhibit 10.50  Earn-out Agreement, dated September 30, 1998*
     Exhibit 10.51  Administrative Services Agreement, dated August 31, 1998
     Exhibit 10.52  Sublease between Applied Intelligence Group, Inc. and
                       The NetPlex Group, Inc.
     Exhibit 10.53  Software Remarketing and Reselling Agreement, with an effective date of September 1, 1998
     Exhibit 10.54  Consent To Action In Lieu Of A Meeting Of The
                       Shareholders of Applied Intelligence Group, Inc.
     Exhibit 99.3   Press Release dated October 23, 1998


*    Incorporated by reference to Definitive 14-C Information
     Statement filed with the Securities and Exchange Commission.




                            SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


                                   The viaLink Company
                                      (Registrant)






Date:  October 27, 1998                  By: _  /s/John M. Duck_________
                                               John M. Duck
                                               VICE PRESIDENT & CHIEF
                                               FINANCIAL OFFICER







Exhibit 10.51


                ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT is entered into as of August 31, 1998 ("Services Agreement") by and among APPLIED INTELLIGENCE GROUP, INC., 13800 Benson Road, Edmond, Oklahoma 73013-6417 ("Seller"), and THE NETPLEX GROUP, INC., a New York corporation, 8260 Greensboro Drive, Fifth Floor, McLean, Virginia 22102 ("Netplex")

WHEREAS Netplex is acquiring Assets of the Business of Seller, as such terms are defined in the Asset Acquisition Agreement, as amended ("Asset Agreement") between Seller and Netplex;

WHEREAS Netplex desires to operate the Business at the Premises of Seller; and

WHEREAS the parties agree that Seller shall make available to Netplex, and Netplex shall compensate Seller for, certain administrative services as hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and the agreements herein contained, the parties hereto agree as follows:

1.   Definitions:

1.1. "Premises" shall mean the property located at 13800 Benson
Road, Edmond, Oklahoma.

1.2. "Services" shall be the administrative services identified on Schedule A which is attached hereto and incorporated herein by reference.

1.3. "Term" shall mean the period of time from the Effective Date until December 31, 2001, unless earlier terminated pursuant to the terms of this Services Agreement.

1.4. "Effective Date" shall be September 1, 1998.

1.5. "Sublease" shall mean the Sublease between the parties hereto executed of even date herewith for the subleasing of a portion of the Premises by Netplex from Seller.

1.6. "Netplex's Proportionate Share" shall have the same meaning as given such term in said Sublease.

1.7. "Asset Acquisition Agreement" shall refer to the Asset
Acquisition Agreement executed between the parties hereto on August 31, 1998 and any amendments thereto.

1.8. "Earn-Out Agreement" shall refer to the Earn-Out Agreement executed between the parties hereto on September 30, 1998 and any amendments thereto.


2.   Services Provided:

  2.1. Subject to the terms of this Services Agreement, during the Term hereof:

       2.1.1. Seller shall provide to Netplex the Services identified on Schedule A hereto at the times set forth thereon. Seller shall provide such Services in a professional, business-like manner consistent with its past practices.

2.1.2.    Except as otherwise set forth in this Services
Agreement, Seller shall not be obligated to increase the type of Services, the frequency of any of the Services, or the terms or conditions of any of the Services unless Seller and Netplex agree to the cost and scope of the same.

2.1.3. Subject to the terms, covenants and conditions of this Services Agreement, in the event that Netplex, at any time(s) pursuant to the Sublease, increases the amount of space in the Premises which it has the right to occupy to an amount less than all of the Premises ("Additional Space"), Seller, subject to the terms of said Sublease, shall provide to Netplex the same type of Services for such Additional Space which Seller was providing to Netplex for its then Existing Space.

2.1.4. Neither Netplex nor Seller shall interfere with the use of the Services by the other party.

2.1.5. Notwithstanding anything to the contrary in this Services Agreement, Seller may discontinue offering any of the Services on sixty (60) days notice to Netplex.

2.1.6. Notwithstanding anything to the contrary in this Services Agreement, Seller may upgrade, modify or otherwise change the equipment, software, carrier, supplier or other means used to provide the Services so long as the nature and quality of the Services provided pursuant hereto remains substantially similar to those originally contracted for by Netplex pursuant to this Services Agreement. Seller shall use its best efforts to notify Netplex ninety (90) days in advance of any material changes in the Services. In the event that Seller upgrades, modifies or otherwise changes the Services as allowed by this Section, for purposes of determining the amount due Seller for the Services for the purposes of this Services Agreement, the cost of the same shall be deemed as an actual cost of Seller in the month that the cost(s) for such upgrade, modification or change is incurred by Seller. Notwithstanding anything to the contrary herein, if Netplex requests an upgrade, modification or change on hardware, software or any other type of equipment owned by Netplex and which is solely used by Netplex but for which services are provided by Seller pursuant to this Services Agreement, Netplex shall solely bear the total cost of any such upgrade, modification or change; provided however, to the extent that the labor portion for the installation of any such equipment is accomplished within the labor costs of the monthly charges already paid for by Netplex to Seller for the time period in which the same is installed, no additional cost shall be incurred by Netplex; and provided further, if any additional labor on Seller's part is needed to complete the installation, Netplex shall pay for the same at Seller's then current rates.


2.1.7. Notwithstanding anything to the contrary in this Services Agreement, Netplex may discontinue the use of any of the Services (i) upon sixty (60) days prior written notice to the Seller or (ii) at the end of the notice period which Seller must give to any third party provider who is providing the Services after Netplex gives written notice to Seller of its decision to terminate such Services, whichever is longer. In the event that Netplex discontinues any of the Services and such discontinuation results in the imposition of any penalty or liquidated damages ("Damages") to Seller from the third party providing such Service, Netplex shall reimburse Seller for all of such Damages. Seller, upon request from Netplex, shall provide to Netplex such documentation as is reasonably necessary to allow Netplex (i) to determine what notice must by given to a third party providing any of the Services and (ii) to determine what, if any, penalty or liquidated damages provision may be applicable to a particular Service.

2.1.8. Notwithstanding anything to the Contrary in this Services Agreement, in the event that Netplex exercises its right under the Sublease to occupy all of the Premises, Seller, as of the date upon which Netplex has the right to occupy all of the Premises, shall not be obligated to offer or otherwise provide any Services to Netplex.

2.1.9. Seller shall allow Netplex to use the equipment located in the Netplex/AIG Space identified in the Sublease as of September 30, 1998 ("Loaned Equipment"). The parties agree and understand that said Loaned Equipment is currently under lease from one or more third parties, and that said leases also cover equipment which is not part of the Loaned Equipment. Netplex shall not permanently remove the Loaned Equipment from the Leased Premises as defined in the Sublease without the prior written consent of Seller. Seller shall keep said lease payments on the Loaned Equipment current. At the end of each lease covering any or all of the Loaned Equipment, Seller shall exercise its option to purchase the same and shall transfer title to such portion of the Loaned Equipment acquired thereby to Netplex without further cost; provided, that prior to such time, no ownership interest to said Loaned Equipment shall pass to Netplex. On or before Closing as defined in the Asset Agreement, Seller shall provide to Netplex a list of the Loaned Equipment.

  2.2. During the Term of this Services Agreement, Netplex shall provide Seller the services set forth on Schedule A-1 hereto.

3.   Payment for Services:

  3.1. For the Services rendered during the Term of this Services Agreement, Netplex, subject to the terms of this Services Agreement, shall pay Seller the amount derived from Monthly Netplex Cost Formula set forth on Schedule A for each of the Services then provided pursuant to this Services Agreement. Any sums due Netplex for services rendered to Seller pursuant to Schedule A-1 shall be credited by Seller to the amount due to Seller hereunder from Netplex. Moreover, if any deposit is required after the commencement of this Services Agreement to be paid by Seller in relation to providing any of the Services, Netplex shall pay Seller its then current Proportionate Share of the same. Upon discontinuation of the Service(s) for which the deposit was paid or upon termination of this Services Agreement, whichever first occurs, Seller shall refund to Netplex its Proportionate Share of such deposit without interest.

3.2. Said payment from Netplex shall be due within twenty (20) days of the date that Netplex receives the invoice(s) for Services. Seller shall provide Netplex with such reasonable documentation as requested by Netplex to support the invoiced charges for Services. An initial payment of fifteen thousand dollars ($15,000) ("Prepayment") shall be made upon execution of this Services Agreement by Netplex as a prepayment for the first month's estimated Services. Such Prepayment shall be applied against future invoices received by Netplex from Seller.

3.3. Netplex shall pay Seller interest on any amount not paid when due pursuant to this Services Agreement at the rate of thirteen percent (13%) per year from the date any such payment was due until such amount is paid in full.

3.4. If the actions of Netplex or Netplex's requested changes in any Service cause the cost of any of the Services to increase, Netplex, in addition to the amount(s) set forth on Schedule A, shall be solely liable for all of such increase in cost.

4. Insurance: Each party shall at all times during the term of this Services Agreement maintain (i) comprehensive general liability insurance with coverage limits of at least one million dollars ($1,000,000) per occurrence and (ii) workers compensation and employers liability insurance. Such policies of insurance, to the extent allowable by Oklahoma law, shall contain a waiver of subrogation against the other party hereto.

5.   Termination:

  5.1. This Services Agreement may be terminated by Seller if:

       5.1.1. Netplex fails to make any payment due hereunder within fifteen (15) days after the due date thereof

5.1.2. Netplex breaches any other term or condition of this Services Agreement and such breach is not remedied by Netplex within thirty (30) days of receipt of Notice thereof from Seller detailing the nature of the breach,

5.1.3. Netplex enters into bankruptcy, whether voluntarily or involuntarily, or is declared or adjudged insolvent or makes a general assignment for the benefit of creditors, or

5.1.4. Netplex breaches the Asset Agreement, the Sublease and/or the Earn-Out Agreement between Netplex and Seller and fails to cure such breach(es) within the cure period, if any, provided in the applicable agreement.

5.1.5. Seller ceases to conduct its business operations at the Premises or has provided Netplex with sixty (60) days prior notice of the termination of this Services Agreement.

  5.2. This Services Agreement may be terminated by Netplex if:

       5.2.1. Seller enters into bankruptcy, whether voluntarily or involuntarily, or is declared or adjudged insolvent or makes a general assignment for the benefit of creditors, or

5.2.2.    Seller breaches any term or condition of this Services
Agreement and such breach is not remedied by Seller within thirty
(30) days of receipt of Notice thereof from Netplex detailing the nature of the breach.

5.2.3. Seller breaches the Asset Agreement and/or the Sublease between Netplex and Seller and fails to cure such breach(es) within the cure period, if any, provided in the applicable agreement.

6. Arbitration: Any controversy or claim arising out of or relating to this Services Agreement, or its breach, or its validity or interpretation, except claims involving necessary third parties who refuse to participate or claims seeking injunctive or equitable relief, shall be settled by binding arbitration in accordance with the then current Commercial
     Arbitration Rules of the American Arbitration Association ("AAA") subject, however, to the following:

  6.1. The location for the arbitration shall be at a location in Oklahoma County, Oklahoma agreed to by the parties; provided, however, in the event that the parties cannot agree on such location, the arbitration shall be at a location in Oklahoma County, Oklahoma designated by the AAA.

6.2. Such arbitration shall be heard and determined by an arbitrator in accordance with the then current rules or regulations of the AAA relating to commercial disputes. The arbitrator shall be neutral and shall be selected by the parties; provided however if they cannot agree upon such neutral arbitrator, the arbitrator shall be appointed by the AAA. Such neutral arbitrator shall be a person with experience in handling disputes relating to the management and/or leasing of commercial property.

6.3. The arbitration award shall be binding on the parties and may be enforced in any court of competent jurisdiction.

7.   Other Terms:

  7.1. Remedies. The remedies provided in this Services Agreement are exclusive.

7.2. Modification. Any change in the Services as permitted in this Services Agreement shall be deemed an authorized modification of this Services Agreement. No other modification of this Services Agreement is permitted except with the written consent of both parties.

7.3. Attorneys' fees. The prevailing party in any action to enforce this Services Agreement, including any Arbitration under
Section 6 hereof, shall be entitled to recover from the other party all of the prevailing party's costs incurred in such action, including its reasonable attorneys' fees.

7.4. Choice of Law, Venue. This Services Agreement shall be governed by Oklahoma law. Any action to enforce any provision of this Services Agreement shall be brought only in a court of appropriate jurisdiction located in the State of Oklahoma.

7.5. Integration. This Services Agreement constitutes the entire agreement between the parties hereto on the subject matter hereof and supercedes and replaces any prior or contemporaneous agreement on said subject.

7.6. Binding, Assignment. This Services Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person or entity shall have any right (whether third party beneficiary or otherwise) hereunder. This Services Agreement may not be assigned by any party without the prior written consent of the other party.

7.7. Waiver. Unless otherwise specifically agreed in writing to the contrary: (a) the failure of any party at any time to require performance by the other of any provision of this Services Agreement shall not affect such party's right thereafter to enforce the same; (b) no waiver by any party of any default by any other shall be valid unless in writing and acknowledged by an authorized representative of the nondefaulting party, and no such waiver shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (c) no extension of time granted by any party for the performance of any obligation or act by any other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

7.8. Notices. All notices demands and other communications pertaining to this Services Agreement ("Notices") shall be in writing addressed as follows:
If to Seller:

Robert N. Baker, Vice President
The viaLink Company
13800 Benson Road
Edmond, OK 73013-6417

with a copy to:

Richard M. Klinge, Esq.
Richard M. Klinge & Associates, P.C.
228 Robert S. Kerr, Suite 940
Oklahoma City, OK 73102

If to Netplex:

The Netplex Group, Inc.
Attention: Gene F. Zaino, President
8260 Greensboro Drive, 5th Floor
McLean, Virginia 22102

with a copy to:

Attn:  Edward J. Walsh, Jr., Esq.
Vedder Price Kaufman & Day
22nd Floor
805 Third Avenue
New York, NY 10022

Notices shall be deemed given five (5) business days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, or on the first business day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery to the appropriate recipient of such Notice. Any party may change the address to which Notices under this Services Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Services Agreement for giving Notice.

7.9. Counterparts; Facsimile. This Services Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were on the same instrument. This Services Agreement and any counterparts may be executed by facsimile with the same effect as if the signature were an original.

7.10. Construction. The headings of the Sections of this Services Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of this Services Agreement.

7.11. Severability. In case any one or more of the provisions contained in this Services Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable Laws and such term, as so modified, and the balance of this Services Agreement shall then be fully enforceable.

7.12. Neither party may assign or sublease its rights or obligations under this Services Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. The use of third parties to provide the Services under this Services Agreement shall not be deemed a violation of this Section.

7.13. Any arbitration arising out of this Services Agreement must be commenced within one (1) year from the date upon which such cause of action shall have first accrued. Any other actions arising out of this Services Agreement to the extent that they are excluded from the provisions of Section 6 of this Services Agreement must be commenced within the applicable Statute of Limitations prescribed by law.

7.14. Seller and Netplex are strictly independent contractors. Neither party has the right to bind the other in any manner, and nothing in this Services Agreement shall be interpreted to make either party the agent or legal representative of the other or to make the parties joint venturers or partners, nor shall either party represent or imply to other persons or entities that any such relationship exists.

7.15. Notwithstanding anything to the contrary in this Services Agreement, Seller shall not be responsible for failure of performance due to any cause(s) beyond its reasonable control, including, but not limited to, accidents, acts of God, labor disputes, or the actions of any government agency or common carrier or other third party over whom Seller has no reasonable control.

7.16. Netplex and Seller shall each keep confidential and not, directly or indirectly, reveal, report, publish, disclose or transfer any confidential information ("Confidential Information") obtained by it with respect to the other in connection with this Services Agreement. Notwithstanding the foregoing limitation, neither party shall be required to keep confidential or return any Confidential Information that (a) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party, (b) is or becomes publicly known or generally known in the industry through no fault of the receiving party or its agents, (c) is required to be disclosed pursuant to Law (provided the other parties are given reasonable prior notice), or (d) is developed by the receiving party independently of the disclosure by the disclosing party. This section 7.16 shall survive the termination of this Services Agreement.

7.17. The parties agree and acknowledge that they have read this Services Agreement. The persons signing below on behalf of the respective parties represent and warrant that they have the authority to bind the party on whose behalf they have executed this Services Agreement.

7.18.     All of Sections 3 and 6 and Subsections 7.1, 7.2, 7.3,
7.4, 7.5, 7.6, 7.7, 7.10, 7.11, 7.13, 7.15, 7.16 and this 7.18 shall survive the termination of this Services Agreement.


                     SIGNATURE PAGE FOLLOWS

     WHEREFORE, the parties have executed this Services Agreement as of the date first above written.



                              THE NETPLEX GROUP, INC.


                              By:    /s/Gene Zaino_______________
                              Name:  Gene Zaino
                              Title: President



                              APPLIED INTELLIGENCE GROUP, INC.


                              By:    /s/Robert L. Barcum
                              Name:  Robert L. Barcum
                              Title: President and CEO



Administrative Services Agreement Schedule A.

SERVICE  DESCRIPTION OF        SELLER'S COST  NETPLEX          Times of
OFFERED  SERVICE OFFERED                      MONTHLY COST     Service
                                              FORMULA

Recept   Includes a person to  Seller's       An amount        viaLink
ionist   provide typical       actual         equal to the     regular
         receptionist          monthly cost   product of       business
         services.  These      incurred for   Netplex's then   hours as
         services include the  one employee   current          establish
         greeting of guests    capable of     Proportionate    ed from
         and customers,        providing      Share            time to
         answering the main    this Service,  multiplied by    time by
         phone system,         including      Seller's Cost.   The
         transferring calls    without                         viaLink
         and sending and       limitation                      Company.
         receiving faxes.      salary and
         Netplex and Seller,   all benefits
         during the term of    provided to
         the Administrative    the person
         Services Agreement,   providing
         shall, at no cost to  this Service
         the other, split the  plus ten
         responsibility of     percent (10%)
         providing a backup    thereof.
         person to cover
         breaks and lunch
         periods for the
         receptionist provided
         by Seller.

Teleph   This services         Seller's       An amount        24 hours
one      includes desktop      actual         equal to the     a day, 7
         phones (one for each  monthly cost   product of       days a
         office and lab space) incurred for   Netplex's then   week.
         connected to a phone  providing      current
         switch, and local     this Service   Proportionate
         phone services.       plus ten       Share
                               percent (10%)  multiplied by
                               of the total   Seller's Cost.
                               thereof.

Long     This services         Seller's       An amount        24 hours
Distan   includes access and   actual         equal to the     a day, 7
ce       use of long distance  monthly cost   actual long      days a

Phone    service.              incurred for   distance         week.
Access                         providing      charges
                               this Service.  attributable
                                              to or
                                              otherwise
                                              incurred by
                                              Netplex which
                                              are billed to
                                              Seller by the
                                              long distance
                                              carrier(s).

Copier   This service includes Seller's       An amount        24 hours
         the use of a working  actual         equal to the     a day, 7
         copier similar to     monthly cost   product of       days a
         those present at the  incurred for   Netplex's then   week.
         Premises on September providing      current
         1, 1998 and a paper   this Service   Proportionate
         supply on each floor  plus ten       Share
         of the Premises.      percent (10%)  multiplied by
                               of the total   Seller's Cost.
                               thereof.

Buildi   This service only     Seller's       An amount        N/A
ng       includes Honeywell    actual         equal to the
Suppor   security system,      monthly cost   product of
t        Platinum software     incurred for   Netplex's then
         maintenance, Personal providing      current
         Expense Reporter      this Service   Proportionate
         software maintenance, plus ten       Share
         Executive Coffee      percent (10%)  multiplied by
         Services and          of the total   Seller's Cost.
         Executive plant       thereof.
         watering service.

Connec   This service includes Seller's       40% of           24 hours
tivity   desktop connections   actual         Seller's Cost    a day, 7
         (one for each office  monthly cost   plus $100 per    days a
         and multiple for each incurred for   month for        week
         lab) to a LAN that    providing the  email and
         connects to Netplex   Internet       hosting plus
         servers and           connectivity   $500 per month
         connectivity to the   plus (10%) of  for uses of
         Internet.             the total      all the
                               thereof.       Desktop
                                              connections
                                              (LAN and
                                              routers).

LAN      This service includes Seller's       50% of           24 hours
Support  LAN administration    actual         Seller's Cost.   a day, 7
         and LAN support for   monthly cost                    days a
         Netplex owned         incurred for                    week.
         servers, but does not one LAN
         include any desktop   support staff
         support.  The level   which is
         of support during     capable of
         business hours is     providing
         what can be expected  this Service,
         by one-half time LAN
         support               including
         person.  The level of without
         support during non-   limitation
         business hours is a 2 salary and
         hour response time    all benefits
         and best continuing   provided to
         efforts to resolve    the person(s)
         LAN problems.         providing
                               this Service
                               plus ten
                               percent (10%)
                               thereof.

Use of   See Section 2.1.9 of  Actual lease   Seller's Cost.   N/A
Loaned   the Administrative    payments
Equipm   Services Agreement.   applicable to
ent                            such Loaned
                               Equipment.

Other    Other Services as     As agreed in   As agreed in     As agreed
         agreed in writing by  writing by     writing by       in
         the parties           Seller and     Seller and       writing
                               Netplex.       Netplex.         by Seller
                                                               and
                                                               Netplex.






SCHEDULE A-1

     1.   During the Term of the Administrative Services Agreement,
          Netplex shall process Seller's payroll. Seller shall pay Netplex the sum of five hundred dollars ($500.00) per month for each month Netplex provides such services to Seller. Seller may terminate this service on thirty (30) days notice to Netplex.

2. During the Term of the Administrative Services Agreement, Netplex shall provide Seller logging and dispatch services through Netplex's Customer Support Network during the same times that it supplies Customer Support Network services for the customers of its AIG division in Oklahoma City, Oklahoma. Seller shall pay Netplex the sum of two hundred dollars ($200.00) per month for each month Netplex provides such services to Seller. Seller may terminate this service on thirty (30) days notice to Netplex.






Exhibit 10.52

                            SUBLEASE

     This Sublease is entered into this _____ day of September, 1998 by and between Applied Intelligence Group, Inc., 13800 Benson Road, Edmond, Oklahoma 73013, an Oklahoma corporation ("Seller") and The Netplex Group, Inc., 8260 Greensboro Drive, Fifth Floor, McLean, Virginia 22102, a New York corporation ("Netplex").

                            RECITALS
     Whereas, Seller is selling to Netplex the assets of its information technology services business pursuant to an Asset
Acquisition Agreement executed between the parties on August 31, 1998; and

     Whereas Seller is lessee of a building and land ("Leased Premises") pursuant to a lease between Oklahoma Christian Investment Corporation ("OCIC") entered into October 3, 1994, the Amendment No. 1 thereto dated January 26, 1995, and the Amendment No. 2 dated June 2, 1995, a copy of which is attached hereto as Exhibit A (collectively hereinafter the "Main Lease") and incorporated herein for reference purposes; and

     Whereas, Seller desires to sublease to Netplex and Netplex desires to sublet from Seller a portion of said Leased Premises.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained the parties agree as follows:

ARTICLE I - Subleased Premises and Term

1.1  Subleased Premises
     Seller hereby subleases to Netplex and Netplex subleases from Seller that portion of the Leased Premises identified on Exhibit B hereto identified as AIG/Netplex ("Subleased Premises") for use by Netplex as offices, subject and subordinate, however, in all respects to all of the terms, covenants, conditions and provisions of the Main Lease. Seller also grants the right to Netplex the right to jointly use during the term of this Sublease with Seller the Common Area identified on said Exhibit B. The parties agree that at execution of this Sublease, the Subleased Premises represent sixty-one percent (61%) of the Leasable Area (as hereinafter defined) of the Leased Premises, which percentage is hereinafter referred to as "Netplex's Proportionate Share". For purposes of this Sublease, the term "Leasable Area" shall be defined as the sum of the AIG/Netplex Space shown on Exhibit B hereto plus the total square footage of The viaLink Company Space shown on said Exhibit B as the same may be amended from time to time. For purposes of determining the Leasable Space, the Common Areas space shown on Exhibit B shall not be considered in the calculation. The Netplex Proportionate Share of the Leasable Area at any given time during the Term of this Sublease is equal to the quotient of the then current total square footage of the AIG/Netplex space shown on Exhibit B hereto divided by the Leasable Area.


1.2  Netplex  Obligations
     Netplex agrees to perform all obligations required to be performed by Seller as "Tenant" under the Main Lease with respect to the area comprising the Subleased Premises except to the extent expressly modified by this Sublease and with the exception of those provisions of the Main Lease set forth in Section 1.3 concerning the term, and Sections 2.1 through 2.6 of Article II concerning the rent, additional rent and security deposit. Netplex shall not perform any act which would cause a default by Seller under the Main Lease.

1.3  Term
     Subject to earlier termination or expiration pursuant to the terms or conditions of this Sublease or as a matter of law, the Term of this Sublease shall commence on the Closing of the Asset Acquisition Agreement as such term is defined therein, and shall end one day prior to the expiration of the present term of the Main Lease, or, if this Sublease is extended by the mutual agreement of Seller and Netplex, then one day prior to the date
of expiration of any such extended term.   Notwithstanding
anything to the contrary herein, in the event that Closing (as defined in the Asset Acquisition Agreement) does not occur, then this Sublease shall be null and void, and all payments made by Netplex to Seller hereunder shall be returned to Netplex. In the event that the Main Lease is terminated for any reason, this Sublease shall be automatically terminated.

ARTICLE II - Rental
2.1  Rental
     Netplex covenants and agrees to pay, as annual minimum rent for the Subleased Premises, its then current Proportionate Share of the rent payable under Article 2.1 of the Main Lease as the same is adjusted from time to time pursuant to the terms thereof. Netplex agrees to pay to Seller said rent, in legal tender, to Seller at the address indicated above or such other address as may be authorized by notice from Seller to Netplex, in equal monthly installments in advance on the first day of each calendar month during the term hereof. Rent for any partial month hereunder shall be pro-rated on a per diem basis and paid on the first day of the following calendar month. Moreover, if Netplex exercises its rights to expand the size of the Subleased Premises, the Proportionate Share shall be adjusted to reflect said expansion, and the payments due pursuant to this Section shall be adjusted as of the date such expansion becomes effective. The parties shall execute such documents as are reasonably necessary to reflect the expansion of Netplex's space.

Additional Rent
     Netplex shall pay its then current Proportionate Share of increases in ad valorem taxes, insurance premiums and utility costs payable by Tenant under the Main Lease pursuant to Articles 2.2, 2.3 and 2.4 of the Main Lease and the Landlord Funded Tenant Improvements under said Amendment No. 2 to the Main Lease.

2.3 The provisions of Section 7.2 of the Main Lease shall apply equally to payments due by Netplex to Seller pursuant to the terms of this Sublease.

2.4 Upon the written request of OCIC, Netplex will pay the rent and additional rent due under this sublease directly to OCIC.

ARTICLE III - OCIC's Approval

3.1  Sublease Contingent on Approval
     This Sublease is not subject to and contingent upon the approval of OCIC; provided however, Seller agrees to use its best efforts to obtain OCIC's approval of this Sublease and Netplex agrees to cooperate fully with all reasonable requests of Seller and OCIC for information in connection with obtaining said approval.

ARTICLE IV - Seller's Obligations

4.1  Main Lease
     4.1.1 Seller covenants and agrees to perform in a timely manner all obligations on its part to be performed under the Main Lease.
     4.1.2 Seller agrees to take no action to amend or modify the Main Lease without the consent of Netplex, which consent shall not be unreasonably withheld.
     4.1.3 Seller agrees to notify Netplex promptly in writing of any default on Seller's part or OCIC's part and to deliver promptly to Netplex any and all notices of default received by Seller from OCIC or notices of default delivered by Seller to OCIC. In the event of a default by Seller or the receipt by Seller of a notice of default from OCIC, Seller agrees that Netplex may (i) make any payments required of Netplex under this Sublease directly to OCIC and to offset such payments against any rent due hereunder. In the event of a default by OCIC in the performance of its obligations under the Main Lease, Seller agrees, at its sole cost and expense to take such steps as are necessary to compel performance including, but not limited to, litigation against OCIC. In the event that Seller fails to pursue such claim on a timely basis, Seller agrees that Netplex may pursue such claim in its own name or in the name of Seller against OCIC provided that such claim shall be prosecuted at Seller's sole cost and expense, and that Seller shall indemnify and hold Netplex harmless from any and all costs, losses and expenses (including reasonable attorneys' fees and expenses) which may arise out of or relate to such claim.
4.1.4 In the event that Seller's default under the Main Lease arises out of or is as a result of the breach of this Sublease by Netplex, then and in that event, Netplex shall defend, indemnify and hold Seller harmless from and against any claims or losses incurred by Seller as a result of any such breach of this Sublease by Netplex.

4.2  Delivery, Possession, Quiet Enjoyment
     Seller covenants and agrees to deliver the Subleased
Premises to Netplex AS IS no later than the commencement of the
Term of this Sublease.  Subject to the terms, covenants and
conditions of this Sublease, including without limitation the following Subsections, Seller agrees that so long as Netplex is not in default in the performance of any covenant of this
Sublease, Netplex shall quietly enjoy the Subleased Premises, the joint use of the common areas and parking areas in accordance with this Sublease.
4.2.1     During the Term of this Sublease, Netplex shall not
remodel or install any telephone lines or computer cables on the Subleased Premises or mount any external communications devices on the roof of the Subleased Premises without the prior written, consent of Seller. Moreover, in the event that Seller gives such consent, Netplex's right to remodel the Subleased Premises shall be subject to the terms and conditions of Section 4.3 of the Main
Lease.
4.2.2     During the term of this Sublease, Netplex shall not
have the right to assign this Sublease or to sublease any portion of the Subleased Premises without the prior written consent of
Seller, which consent shall not be unreasonably withheld.  Any permission granted Netplex by Seller to sublease or to assign this Sublease shall not relieve Netplex from liability for the payment of rental or from the performance of any of the covenants of this Sublease.
4.2.3     Netplex shall return the Subleased Premises at the
expiration or earlier termination of the Term hereof to Seller in the same condition that Seller is required to return its Leased
Premises to OCIC pursuant to Section 4.7 of the Main Lease and subject to the same exceptions contained therein.
          4.2.4 Netplex shall abide by the terms of Section 4.6 as it related to the Subleased Premises.
4.2.5     Netplex shall place all trash and refuse only in
containers provided for such, and Seller may clean up any trash or reuse not so disposed of and charge the cot thereof to
Netplex.
4.2.6     Notwithstanding anything to the contrary in this
Sublease, Netplex acknowledges that its right to use the
Subleased Premises are subject to the provisions of Section 4.2.1 and , 4.2.2 of the Main Lease.
4.2.7 Netplex agrees to comply with the rules and regulations promulgated from time to time by OCIC which affect the Subleased Premises.
4.2.8     During the Term of this Sublease, Netplex shall carry,
at Netplex's expense, fire, extended coverage, vandalism and malicious mischief, all risk with replacement cost endorsement insurance for its furniture, trade fixtures, equipment, Leasehold improvements, interior and exterior signs, interior or exterior glass, and inventory. Netplex shall carry comprehensive general liability insurance on the Subleased Premises, with limits of not less that $1,000,000 combined single limit for bodily injury and property damage, naming OCIC and Seller as additional named
insureds and providing certificates of insurance reflecting such.
Said certificates shall be furnished to OCIC and Seller prior to the beginning of the Term of this Sublease and at least thirty days prior to the expiration of the policy of insurance evidenced thereby. All such policies shall provide for thirty days notice to OCIC and Seller prior to cancellations and be so reflected on the certificate(s) of insurance.  The parties hereto agree that each party hereby waives and releases and all claims,  demands against the other for damage to loss of any part of the Subleased Premises or any of the contents and leasehold improvements therein belonging to Netplex arising from perils insured against ordinarily under standard fire and extended coverage, vandalism and malicious mischief, all risk, insurance policies issued in the state of Oklahoma whether such damage or loss is occasioned by the negligence of the parties hereto, their agents, servants and employees, or otherwise, and that all of the policies of insurance written to insure buildings, improvement and contents shall contain a proper provision, by endorsements or otherwise, whereby the insurance carriers issuing her same shall acknowledge the insured has so waived and released its right of recovery against Seller and/or OCIC hereto, and shall waive the right of subrogation which such carrier might otherwise have had against
Seller and/or OCIC, all without impairment or invalidation of such insurance.  Seller shall hold Netplex harmless against all claims, judgments and demands of any person or persons whomsoever on account of injuries or accidents occurring in, or about the
Subleased Premises resulting from willful or negligent acts or omissions of Seller, Seller's employees, agents or
representatives, or the breach of any obligation of the Seller as set out in this Sublease.  Netplex shall hold Seller harmless against all claims, judgments and demand of any person or
persons, whomsoever on account of any injuries or accidents
occurring on the Subleased Premised as a result of willful or negligent acts or omissions of Netplex, Netplex's employees, agents, or representatives, or the breach of any obligation of
Netplex as set out in this Sublease.
4.2.9     Netplex shall be bound by the terms and conditions of
Sections 6.1, 6.2, and 6.7 of the Main Lease.  Section 6.2.1 of
the Main Lease shall not be applicable to Netplex.
4.2.6     Notwithstanding anything to the contrary in this
Sublease, Netplex takes the Sublease subject to the terms and conditions of Sections 6.5 and 6.6 of the Main Lease.
4.2.7     The term of this Sublease is subject to the provisions
of Section 6.3 of the Main Lease.
4.2.8     Netplex takes this Sublease subject to the terms of
Section 7.9 of the Main Lease.
4.2.9     Netplex's Default.  the following events will be deemed
to be an event(s) of default by Netplex under this Sublease:
  4.2.9.1   In the event Netplex should default in payment of
  rental, Seller shall give Netplex written notice of such default by certified Mail and Netplex shall have Ten (10) days from the date of receiving such notice to correct the same.  Should
  Netplex fail to correct such default in said period, Seller may, in addition to all other rights available to Seller under the laws of the State of Oklahoma, at its option, terminate this
  Sublease.
  4.2.9.2   Subject to the terms and conditions of Subsection
  4.2.9.2.1 of this Sublease, in the event that Netplex should fail to comply with any other provision of this Sublease, Seller shall give Netplex written notice of such default by certified mail.
  Such notice shall state with specificity the type and nature of such default.  Should such default continue to exist at the expiration of Sixty (60) days after receipt of such notice, or
  should Netplex not be proceeding with due diligence   to correct
  the same, in the case of a default which with due diligence could not be cured within Sixty (60) days after receipt of such notice, Seller shall then give Netplex second written notice by certified mail, and five (5) days from the receipt of such second notice, Seller may, in addition to all other rights and remedies available to Seller under the laws of the State of Oklahoma, at its option, terminate this Sublease if such default is not cured with such five days. Should Netplex correct its default with the time provided, then Netplex's rights hereunder shall be re-established as though said default had not occurred.
    4.2.9.2.1 Notwithstanding anything to the contrary in Subsection
    4.2.9.2 of this Sublease, if Seller receives a notice of default from OCIC under the Main Lease and such default arises out of a default by Netplex under this Sublease, then and in that event, Netplex shall only have the time to cure such default that Seller has to cure the same under the terms and conditions of the Main Lease.
4.3  Exclusive Expansion Option
     Seller covenants and agrees to notify Netplex on or before the date which is twelve (12) months prior to the end of the sixtieth (60th) month of the Term of the Main Lease, whether
Seller intends to exercise its Exclusive Expansion Option, as that term is defined in the Main Lease. If Seller notifies
Netplex that it does not intend to exercise said Exclusive
Expansion Option, Seller shall have no objection to Netplex negotiating with OCIC regarding the area that would have been affected by the expansion option.

4.4  Assignment and Subletting, Right of First Refusal, Option to
Sublease Additional Space

     4.4.1     Seller shall not sublet any portion of the Leased
          Premises not subleased to Netplex pursuant to this Sublease, nor shall it assign any lease for the Expansion Area, as that term is defined in the Main Lease, nor shall it sublet such Expansion Area, unless and until (i) it offers in writing such assignment or sublease to Netplex first on the same terms and conditions offered to or proposed by any third party and (ii) Netplex fails or refuses to accept said offer within thirty (30) days of receipt of Seller's written offer.

     4.4.2 Netplex shall not (i) assign this Sublease, (ii) permit this Sublease to be assigned by operation of law or otherwise,
          (iii) further sublease all or any part of the Subleased Premises, or (iv) mortgage, hypothecate or otherwise encumber in any respect, Netplex's interest in this Sublease, without the prior written consent of Seller in each instance, which Seller may grant or withhold, provided such withholding shall be reasonable, and, in any such event, any such proposed assignment and/or further sublease of all or any part of the Subleased Premises shall be expressly subject to, and shall be in accordance with, the provisions of the Main Lease and this Sublease. Netplex covenants and agrees that, notwithstanding any permitted assignment or further sublease, Netplex shall remain fully liable to Seller for the payment of the annual fixed rent and additional rental hereunder and for all other obligations of this Sublease on the part of Netplex to be performed or observed. The sums payable hereunder shall be paid to Seller as and when payable by the assignee or further subtenant to Netplex.

     4.4.3 For the Term of this Sublease, Netplex, subject to the terms of Section 4.4.4 of this Sublease, shall have the option to sublease such portion of the Leased Premises not already subleased to Netplex pursuant to this Sublease to the extent that viaLink or its other subleasees or assigns are not using or have use for The viaLink Company space shown on the then current Exhibit B.

     4.4.4 Beginning January 1, 2000 and for the duration of this Sublease, and notwithstanding anything to the contrary herein, if Netplex (i) desires to lease more than seventy percent (70%) of the Leasable Space and (ii) if such amount of the Leasable Space desired by Netplex is more than the space determined by Seller at such time, in its sole discretion, to be not needed for the operations of Seller, and (iii) if Netplex and OCIC have agreed to a new lease between them concerning the leased premises wherein, inter alia, Seller is released from its obligations under the Main Lease, then Netplex must elect to lease all of the
     Leased Premises.   Further, in order to make such election,
     Netplex on or after January 1, 2000 shall give Seller nine months written notice of such election. The effective of such election will be nine months after receipt of such notice by Seller. If Netplex makes the election in this Section 4.4.4 but is unable to satisfy precondition (iii) above within sixty (60) days after giving notice to Seller as required in this Section 4.4.4, Seller will nonetheless sublease all of its remaining space to Netplex on the terms and conditions of this sublease. Furthermore, if Netplex is unable to satisfy condition (iii) above and Netplex elects to take all of Seller's remaining space, Netplex shall reimburse Seller for the reasonable costs incurred by Seller for the following: (i) in moving its office, workstation and conference room, (ii) its in moving office and workstation computer hardware and fixtures, (iii) in de-installing, moving and reinstalling data centers and computer labs, (iv) in purchasing and installing a similar LAN environment using voice/data wiring of a AT&T Systimax Category 5 cable or better,
     (v) in installing and relocating voice, data and ISP carrier services, (vi) any costs incurred for early termination of services with support vendors, (vii) in purchasing and installing a security system comparable to the existing system, (viii) in de-installing, moving, and reinstalling phone switches, (ix) any costs associated with the moving or replacement of any future installed hardware, equipment, or services as mutually agreed to by both parties, and (x) the buildout costs incurred by Seller in reestablishing an establishment comparable to the then existing space occupied by Seller. Netplex shall pay Seller for such costs within thirty (30) days after an invoice(s) is received for the same. Netplex shall not have any duty to reimburse Seller for such costs and expenses if Netplex satisfies precondition
     (iii) above.

ARTICLE V - General Provisions
5.1  Entire Agreement
     Seller and Netplex agree that this Sublease contains and is the entire agreement between the parties hereto, and takes the place of any prior negotiations regarding the subject matter or any portion of the terms hereof, and that no alterations, changes or modifications of this Sublease shall be effective unless made in writing and exercised on behalf of each of them by their appropriate corporate officers and the corporate seal of each party affixed thereto.

5.2  Invalidity
     Should any clause or provision of this Lease be invalid or void for any reason, such invalid or void clause or provision shall not affect the whole of this instrument, but the balance of the provisions hereof shall remain in full force and effect.

5.3  Notices
     Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Sublease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, addressed as follows:
     if to Seller:
          Applied Intelligence Group, Inc.
          13800 Benson Road
          Edmond, Oklahoma 73013

          Attention:  Robert Baker

     with copies to:

          Richard M. Klinge, Esq.
          Richard M. Klinge Associates, P.C.
          228 Robert S. Kerr Avenue, Suite 940
          Oklahoma City, OK 73102

     if to Netplex:

          The Netplex Group, Inc.
          8260 Greensboro Drive
          McLean, VA 22102

          Attention: Gene Zaino, President

     with copies to:
          Vedder Price Kaufman Kammholz & Day
          805 Third Avenue
          New York, NY 10022
          Attention: Edward J. Walsh, Jr., Esq.

5.4  Binding Effect
     This agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and (subject to the provisions hereof) their permitted assigns.

5.5  Time Is Of The Essence.
     Time is of the essence as to each and every condition, obligations, agreement and covenant in this Sublease.

5.6  Miscellaneous
          5.6.1 Netplex makes the same representation and warranty to Seller as Seller made to OCIC in Section
          7.5 of the Main Lease. Said Section 7.5 is incorporated by reference into this Sublease.
          5.6.2 Netplex and Seller make the same covenants and agreements as to this Sublease that OCIC and Seller made in Section 7.4 of the Main Lease. Said Section
          7.4 of the Main Lease is incorporated herein by reference.
          5.6.3 This Sublease shall not be filed of record. Netplex may file a Memorandum of this Sublease of record in substantially the same form as the Memorandum of Lease attached to the Main Lease as Exhibit G.

                     SIGNATURE PAGE FOLLOWS


                            SUBLEASE

                         SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

                              "Seller":
                              APPLIED INTELLIGENCE GROUP, INC.
                              By:  _/s/Robert L. Barcum________________
                              Its: _President_________________________

                              "Netplex":
                              THE NETPLEX GROUP, INC.
                              By:  _/s/Gene Zaino________________________
                              Its: _President________________________




Exhibit 10.53

          SOFTWARE REMARKETING AND RESELLING AGREEMENT

     This Software Remarketing and Reselling Agreement
("Agreement") is made effective September 1, 1998 by and between The Netplex Group, Inc., a New York corporation ("Netplex") and
Applied Intelligence Group, Inc., an Oklahoma corporation
("viaLink").

     WHEREAS, viaLink is the owner of a certain software product known as "ChainLink" which viaLink uses in its technical consulting business (the "Licensed Software");

     WHEREAS, Netplex has paid viaLink substantial consideration for viaLink's technical consulting business, and Netplex desires to secure a license to remarket and resell the Licensed Software for use in the technical consulting business;

     NOW THEREFORE, the parties agree as follows:

A.   Definitions.

1. Licensed Software. The term "Licensed Software" means any copy of the source code or object code version of the proprietary computer software known as ChainLinkr and all Enhancements to such software and any and all Derivative Works or compilations based on or incorporating said software.

2. Enhancements. The term "Enhancements" shall refer to all modifications to the Licensed Software of any kind (including
  Derivative Works), if any, made by either party to this Agreement. viaLink retains the ownership rights to and in any Enhancements.

3. Derivative Work. The term "Derivative Work" means a work created by Netplex and based on or incorporating the Licensed Software and/or the Documentation, including but not limited to translations, abridgements, condensations, improvements, updates, enhancements, or any other form in which the Licensed Software and/or the Documentation may be recast, transformed, adapted, or revised. viaLink retains the ownership rights to and in any Derivative Works.

4. Documentation. The term "Documentation" means the manuals and/or other support documents for the Licensed Software prepared by viaLink.

5. Customer. The term "Customer" means any end user to whom Netplex or one of its sublicensees sublicenses an object copy of the Licensed Software or Derivative Work.

6. Term. The term "Term" shall have the meaning set forth in Section C of this Agreement.

7. Affiliate. The term "Affiliate" shall have the same meaning as set forth in the Asset Acquisition Agreement.

8.   Control.    The term "Control" shall have the same meaning
  as set forth in the Asset Acquisition Agreement.

9. Sublicense Agreement. The term "Sublicense Agreement" means a contract between Netplex and a Customer whereby the Customer is granted the right to use all or a part of an object code version of the Licensed Software or Derivative Works.

10.  Asset Acquisition Agreement.  The term "Asset Acquisition
  Agreement" shall refer to the Asset Acquisition Agreement executed between the parties as of August 31, 1998, as amended.

11. Earn-Out Agreement. The term "Earn-Out Agreement" shall refer to the Earn-Out Agreement, which was executed between the parties pursuant to the Asset Acquisition Agreement, and any amendments thereto.

B.   Grant of License.

1. Subject to the terms of this Agreement, viaLink hereby grants to Netplex for the Term of this Agreement, the nonexclusive, nontransferable license to use, copy and distribute throughout the world the Licensed Software, the Documentation, and to modify the Licensed Software and Documentation to create Derivative Works. During the Term of this Agreement, viaLink and any of its subsidiaries, Affiliates, successors or assigns (except as hereinafter stated) shall not, directly or indirectly, alone or as a partner, partial owner, consultant, or agent (of any other corporation, partnership or other business organization), engage in the sale, use or delivery of Chainlinkr to the retail and distribution industries other than as is reasonably necessary for the sale, licensing, installation, integration, use, implementation and support of viaLink products and services. viaLink and Netplex agree that the viaLink business is defined as substantially building, marketing and implementing proprietary software products, information content and related services to facilitate electronic commerce. Subject to these limitations, viaLink specifically reserves the right to itself, its agents and its successors and assigns the limited right to license, use, copy and sublicense Chainlinkr, but only to the extent reasonably necessary in the sale, licensing, installation, integration, use, implementation and support of viaLink products and services.

2. Subject to the terms of this Agreement, viaLink hereby grants to Netplex for the Term of this Agreement the nonexclusive, nontransferable right to sublicense to Customers throughout the world an executable version or object library version of the Licensed Software, the Documentation, and/or any Derivative Works. The rights granted hereunder also include the right of Netplex to grant permission to its sublicensees to also market and grant sublicenses in and to Chainlinkr, provided that such sublicensees execute a sublicense agreement satisfactory to viaLink.

3. Subject to the terms of this Agreement, viaLink hereby grants to Netplex for the Term of this Agreement the right to create Enhancements and/or Derivative Works, provided however, that viaLink retains all ownership rights in and to any such Enhancements and Derivative Works.

4. Subject to the terms of this Agreement, viaLink hereby grants to Netplex during the Term of this Agreement, the right to use the Chainlinkr trademark owned by viaLink. Such trademark shall only be used by Netplex in conjunction with the rights granted in this Agreement in the following form: "Chainlinkr". Netplex shall not use said trademark in any other form without the prior, written consent of viaLink.

C. Term. The term of this Agreement shall begin on September 1, 1998 and end on December 31, 2003, unless earlier terminated pursuant to the terms hereof. Notwithstanding anything else to the contrary herein, it is agreed and understood that this Agreement shall automatically terminate if the Closing of the Asset Acquisition Agreement does not occur, as such Closing is defined in such Asset Acquisition Agreement as amended.

D.   Fees and Payments.

1. Sublicense Fee. In return for Netplex's maintenance and support obligations hereunder, viaLink shall not be entitled to any Sublicense fees for the first 100 Sublicenses to Netplex's customers during each year of this Agreement. For each Sublicense in excess of 100 each year of this Agreement, within thirty (30) days after delivery of a copy of the executable version or object library version of the Licensed Software or Derivative Work to a properly sublicensed Customer, Netplex shall pay viaLink the sum of $2,500 per Sublicense.

2. Returns. viaLink will refund to Netplex any sublicense fees paid to viaLink if the Customer returns all Licensed Software, Documentation, and Derivative Works to Netplex, and Netplex returns to the Customer all sublicense fees paid by the Customer to Netplex. Such refund will be made by viaLink within thirty
  (30) days after receipt of full documentation substantiating the return of the Licensed Software, Documentation, and Derivative Works.

3. Taxes. Netplex will pay all taxes of any type that are imposed on this Agreement or on the use, modification or sublicensing of the Licensed Software or Derivative Works by Netplex.

4. Late Charges. Any payment or part of a payment that is not paid when due shall bear interest at the rate of 1.5% per month from its due date until paid.

5. Records and Audit. Netplex shall maintain accurate records relating to the copying, modification, distribution, and sublicensing of the Licensed Software and Derivative Works, so as to establish the payments due hereunder, to identify the location of all copies of the Licensed Software and Derivative Works, to identify all Sublicenses, and to otherwise verify Netplex's compliance with the terms of this Agreement. Such books and records shall be available for inspection by viaLink at their normal place of keeping during reasonable business hours upon seven (7) days written notice to Netplex.

E. Delivery. viaLink shall deliver to Netplex copies of the source code and object code of the Licensed Software and a copy of the Documentation upon execution of this Agreement. viaLink shall also deliver to Netplex any subsequent versions of the Licensed Software which it may develop in the future. Netplex shall be responsible for delivering the object code version of the Licensed Software, the Documentation and the Derivative Works to its Customers.

F. Maintenance and Support. Netplex shall be responsible for maintaining the Licensed Software, the Documentation, and all Enhancements and Derivative Works and for providing any technical support relating to the Licensed Software to its Customers. Notwithstanding anything to the contrary in this Agreement, viaLink shall not have any responsibility or obligation to maintain or support the Licensed Software for Netplex or any of Netplex's Customers. Notwithstanding the foregoing, during the term of this Agreement, if viaLink develops Enhancements or Derivative Works or otherwise changes the Licensed Software or Documentation, then viaLink shall make the Enhancements, Derivative Works, or changes available to Netplex under this Agreement.

G. Ownership and Notices. Netplex acknowledges that the Licensed Software, Enhancements, and Documentation, as delivered hereunder and as modified by viaLink, including Derivative Works, are the sole and exclusive property of viaLink and that Netplex has no rights in the foregoing except as set forth in this Agreement. To the extent Netplex may have any rights in the Enhancements or Derivative Works, Netplex hereby assigns such rights, including copyrights, to viaLink. Netplex shall not remove, alter, cover or obfuscate any copyright notice or other proprietary rights notice placed in machine readable language or human readable form on the Licensed Software or Documentation. Netplex shall insure that such notices continue to appear or exist in any Derivative Work Netplex develops. Notwithstanding anything to the contrary in this Agreement or in the Asset Acquisition Agreement, and further notwithstanding any exercise of any option granted to Netplex pursuant to this Agreement, Netplex acknowledges and agrees that Netplex does not obtain and shall not acquire by the terms of any of the foregoing or otherwise, any right, title, interest, or option of any kind or nature in or to any of the other products or services of viaLink.

H.   Option to Purchase.   Because Netplex has the responsibility
  to maintain and support the Licensed Software, viaLink hereby grants to Netplex the irrevocable option to purchase the Licensed Software, the Documentation, all Enhancements and all Derivative Works. The option shall be exercisable upon ten (10) days written notice by Netplex to viaLink ("Option To Purchase"). The Option To Purchase may only be exercised on or after January 1,
  2002.   The Option To Purchase shall expire on December 31, 2003.
  The price shall be the lesser of (a) an amount equal to ten percent (10%) of the difference between the total revenue earned by Netplex from the sublicensing and/or maintenance of Licensed Software less the cost directly incurred by Netplex to maintain and support the Licensed Software, or (b) one hundred thousand dollars ($100,000). Notwithstanding anything to the contrary herein, Netplex's right to exercise such Option To Purchase is subject to the following: (i) Netplex must grant viaLink and/or its successors or assigns the nonexclusive, perpetual, transferable limited right to license, use, copy, to make Enhancements and Derivative Works and to sublicense Chainlinkr, but only to the extent reasonably necessary for the sale, licensing installation, integration, use, implementation and support of viaLink products and services; (ii) Netplex must grant to viaLink and its successors and assigns the nonexclusive, perpetual, transferable right and license to use the source code and executable code and continue to support or otherwise address any issues raised by any licensees of Chainlinkr which were granted licenses by viaLink prior at the time that Netplex exercised its Option To Purchase. Moreover, the exercise of the Option To Purchase shall not affect the rights of any licensee of viaLink to continue to use the Licensed Software pursuant to the license agreement by which such licensee acquired the right to use the same. In the event that Neptlex exercises its Option To Purchase, viaLink shall be entitled to retain and use a copy of the then current source code and executable code for the Licensed Software. In the event that said Option To Purchase is exercised, the rights granted to viaLink, its licensees and successors and assigns hereunder shall survive the termination of this Agreement. In the event that Netplex does not elect to purchase Chainlinkr or if this Agreement is terminated for any reason, viaLink shall not have any liability for any of the licenses or sublicenses for Chainlinkr executed by Netplex or its sublicensees during the term of this Agreement. Netplex shall indemnify, defend and hold viaLink harmless from any of the claims, damages or causes of action arising out of any licenses or sublicenses executed by Netplex during the term of this Agreement, except to the extent that any such claim or cause of action is covered by Section L(2) hereof.

I. Confidentiality. Netplex acknowledges that the Licensed Software, Derivative Works, and the Documentation contain valuable trade secrets which are the sole and exclusive property of viaLink. Netplex agrees that it will not disclose this information to anyone other than its own employees or the employees of its affiliates, subsidiaries or related companies, that it will protect the confidentiality of this information, and that it will take reasonable precautions to prevent any unauthorized use or disclosure of this information. Notwithstanding anything to the contrary herein, Netplex's obligations under this Section shall survive the termination of this Agreement.

J.   Warranty and Disclaimer.

1. Year 2000 Compliance. viaLink warrants and represents that the Licensed Software will not produce errors processing date data in connection with the year change from December 31, 1999 to January 1, 2000 when used with accurate date data in accordance with the documentation therefore, provided all other products (including, without limitation, other software, firmware, hardware, and operating systems) used with it properly exchange date data with the Licensed Software. The Licensed Software will recognize the year 2000 as a leap year. The foregoing warranty and representation refers only to the Licensed Software as delivered by Seller at the execution of this Agreement, and does not apply to user initiated modifications, user customizable features or third party add-on features or products, including items such as macros and custom programming and formatting features, and further does not constitute a warranty or extend the terms of any existing warranty.

2. Other Warranties. THE WARRANTIES SET FORTH IN SECTION (J)(1) AND IN SECTION (L)(1) OF THIS AGREEMENT ARE THE ONLY WARRANTIES MADE BY viaLink IN REGARDS TO THE LICENSED SOFTWARE AND viaLink SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR SAID WARRANTIES SET FORTH IN SECTION (J)(1) AND IN SECTION (L)(1) OF THIS AGREEMENT, THE LICENSED SOFTWARE IS DELIVERED TO NETPLEX AS IS, WHERE IS.

K. Limitation of Liability. IT IS UNDERSTOOD AND AGREED THAT viaLink's LIABILITY FOR ANY DAMAGES SUFFERED BY NETPLEX OR ITS CUSTOMERS, WHETHER IN CONTRACT, IN TORT, UNDER ANY WARRANTY THEORY, IN NEGLIGENCE, OR OTHERWISE SHALL BE LIMITED TO THE AMOUNT PAID TO viaLink BY NETPLEX PURSUANT TO THIS AGREEMENT. UNDER NO CIRCUMSTANCES SHALL viaLink BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) OF NETPLEX, ANY CUSTOMER, OR ANY THIRD PARTY, EVEN IF viaLink HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN TWO (2) YEARS AFTER SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE OCCURRENCE OF THE EVENT(S) WHICH GAVE RISE TO THE CAUSE OF ACTION.

L.   Patent, Copyright and Trade Secret Indemnity.

1. Representation. viaLink represents that it owns all patented or copyrighted material contained in and all trade secrets with respect to the Licensed Software and Documentation as the same were delivered to Netplex at the execution of this Agreement.

2.   Indemnification by viaLink.   In the event any suit is
brought against Netplex or one of its Customers based on a claim that the unmodified version of the Licensed Software originally delivered by viaLink at the execution of this Agreement infringes any existing patent, copyright, or trade secret, viaLink agrees that it will:

  a.to the extent that the claims or proofs of the suit involve claims or factual allegations that the unmodified Licensed Software infringes any existing patent, copyright, or trade secrets, defend the suit at its expense and hold Netplex and/or its Customers harmless therefrom, as long as viaLink is promptly notified in writing and is given complete authority and information required to defend the suit;

  b.to the extent that any judgment in any such suit is based on proof that the unmodified Licensed Software infringes any existing patent, copyright, or trade secrets, pay all damages and costs awarded against Netplex and/or its Customers related thereto; provided that viaLink shall not be responsible for any cost, expense, or compromise made or incurred by Netplex and/or its Customers without viaLink's written consent;

  c.allow Netplex to participate in the defense of the suit at its own expense, if it so elects.

3.   Indemnification by Netplex.   In the event any suit is
  brought against viaLink or one of its Customers based on a claim that the Licensed Software, as modified by or on behalf of Netplex or any of its sublicensees or their sublicensees, infringes any existing patent, copyright, or trade secret, Netplex agrees that it will:

  a.to the extent that the claims or proofs of the suit involves claims or factual allegations that the Licensed Software as a result of the modifications, infringes any existing patent, copyright, or trade secrets, defend the suit at its expense and hold viaLink and/or its customers harmless therefrom, as long as Netplex is promptly notified in writing and is given complete authority and information required to defend the suit;

  b.to the extent that any judgment in any such suit is based on proof that the Licensed Software as a result of the modifications, infringes any existing patent, copyright, or trade secrets pay all damages and costs awarded against viaLink and/or its Customers and hold viaLink harmless therefrom; provided that Netplex shall not be responsible for any cost, expense, or compromise made or incurred by viaLink and/or its customers without Netplex's written consent;

  c. allow viaLink to participate in the defense of the suit at its own expense, if it so elects.

4.   viaLink's Options.   During the Term of this Agreement,
  should the Licensed Software or any part thereof, before any modifications or Enhancements thereto or Derivative Works therefrom are made by or on behalf of Netplex or any of Customers, become, or in viaLink's opinion, be likely to become, the subject of a claim for infringement, viaLink shall, at its own expense and option, either procure for Netplex the right to continue using such Licensed Software or replace the same with non-infringing software or modify the Licensed Software so that it becomes non-infringing. If neither of these options is reasonably practical, viaLink may require that the Licensed Software and all Derivative Works be returned and this Agreement terminated upon a refund to Netplex for all Sublicense Fees paid hereunder, without deduction for use, and upon reimbursement to Netplex for the costs of all maintenance and support provided by Netplex. Moreover, viaLink shall have no obligation with respect to any such claim based upon Netplex or its Customer combining, operating or using the Licensed Software with equipment, data or software not furnished by viaLink. Netplex shall have the option to procure continued use at its own expense. After the Term of this Agreement or in the event that any modifications or Enhancements or Derivative Works are made to the Licensed Software by or on behalf of Netplex or any of its Customers, viaLink shall not have any obligation under this Section (K)(4).

M.   Termination.

1.   By viaLink.   viaLink may terminate this Agreement prior to
  its expiration on the occurrence of any of the following events:

a. The failure of Netplex to pay any sum when due hereunder, provided however, that viaLink shall have given Netplex written notice of its intent to terminate this Agreement, and Netplex has not paid the amounts due within thirty (30) days after receipt of the notice.
b. Any other material default by Netplex under this Agreement, the Asset Acquisition Agreement or the Earn-Out Agreement which has not been cured within thirty (30) days of written notice given by viaLink to Netplex.

2. By Netplex. Netplex may terminate this Agreement upon ninety (90) days written notice to viaLink.

3. Duties upon Termination. Upon expiration or termination of this Agreement, Netplex agrees to cease using, modifying, and sublicensing the Licensed Software, Derivative Works, and Documentation, and to return to viaLink all copies thereof. The obligation of confidentiality set forth in this Agreement shall remain in effect notwithstanding any termination of this Agreement. Netplex shall retain all sublicense agreements and records relating to sublicense agreements for a period of two (2) years after termination and shall deliver copies of the same to viaLink upon request. In the event of termination by either Netplex or by viaLink, Netplex, at viaLink's option, shall assign and transfer to viaLink all of Netplex's right and interest in all sublicenses of the Licensed Software.

5. Customer Rights Upon Termination. Termination shall not affect the rights of any Customer to use the Licensed Software; subject however to the terms, covenants and conditions of the sublicenses under which such Customers obtained the right to use the Licensed Software.

N.   Assignment.   This Agreement may not be assigned by viaLink
  or Netplex without the prior written approval of the other party, which approval shall not be unreasonably withheld.

O. Entire Agreement. The parties agree that this Agreement constitutes the complete and exclusive statement of the agreement between them with regards to the subject matter of this Agreement which supercedes all proposals, oral or written, and all other communications between them relating to the license and use of the Licensed Software; provided however, and notwithstanding anything to the contrary herein, to the extent that there is any conflict between the terms of the Asset Acquisition Agreement and this Agreement in regards to the use of Chainlinkr, the terms and conditions of this Agreement shall prevail in regards thereto.

P. Amendments. This Agreement may only be amended, modified or changed in a writing signed by both parties.

Q. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

R. No Waiver. The failure of either party to enforce any of the provisions hereof shall not be construed to b a waiver of the right of such party thereafter to enforce such provisions.

S. Attorney's Fees and Costs. In any action to enforce any rights or obligations hereunder, the prevailing party shall be entitled to receive its costs and attorneys fees expended in such an action from the other party.

T. Relationship of the Parties. Each party is acting as an independent contractor and not as agent, partner, or joint venturer with the other party for any purpose. Except as provided in this Agreement, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

U.   Notices.   All notices demands and other communications
  pertaining to this Services Agreement ("Notices") shall be in writing addressed as follows:

     If to viaLink:

     Robert N. Baker, Vice President
     viaLink
     13800 Benson Road
     Edmond, OK 73013-6417

     with a copy to:
     Richard M. Klinge, Esq.
     Richard M. Klinge & Associates, P.C.
     228 Robert S. Kerr, Suite 940
     Oklahoma City, OK 73102

     If to Netplex:

     The Netplex Group, Inc.
     Attention: Gene F. Zaino, President
     8260 Greensboro Drive, 5th Floor
     McLean, Virginia 22102

     with a copy to:

     Attn:  Edward J. Walsh, Jr., Esq.
     Vedder Price Kaufman & Day
     22nd Floor
     805 Third Avenue
     New York, NY 10022

     Notices shall be deemed given five (5) business days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, or on the first business day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery to the appropriate recipient of such Notice. Any party may change the address to which Notices under this Services Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Services Agreement for giving Notice.

V. Remedies. The rights and remedies granted to viaLink in this Agreement are in addition to and not in lieu of any other rights and remedies which viaLink may have at law or in equity of any breach of default by Netplex of this Agreement, including without limitation the right to obtain appropriate injunctive relief without the necessity of bond to enforce this Agreement against any breach of threatened breach hereof. The rights and remedies granted Netplex in this Agreement are exclusive.

W.   Binding.    This Agreement is binding on the successors and
  assigns of the parties hereto.


                     SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the undersigned have signed this

Software Remarketing and Reselling Agreement as of the date first above written.



THE NETPLEX GROUP, INC.


_/s/Gene Zaino_______________
Gene F. Zaino
President


APPLIED INTELLEGENCE GROUP, INC.


By: _/s/Robert L. Barcum_________________
Name: __Robert L. Barcum_________________
Title: __President_______________________



Exhibit 10.54


                    CONSENT TO ACTION IN LIEU
                OF A MEETING OF THE SHAREHOLDERS
               OF APPLIED INTELLIGENCE GROUP, INC.

     The undersigned holders of a majority of the outstanding shares of common stock, $.001 par value per share (the "Common Stock'), of Applied Intelligence Group, Inc., an Oklahoma corporation, (the "Corporation"), do hereby adopt and consent to the adoption of the following resolutions, with the same force and effect as if such resolutions were proposed, seconded and adopted by the holders of a majority of the outstanding shares of Common Stock at a meeting of the Corporation's shareholders duly called and held on the date set forth below:

     WHEREAS, upon the recommendation of the Board of Directors of the Corporation, the below named holders of a majority of the issued and outstanding shares of Common Stock deem it advisable to approve the following:

           (i) that certain Asset Acquisition Agreement between the Corporation and The Netplex Group, Inc. dated August 31,
     1998,  and as amended on September 8, 1998 (the "Asset
     Acquisition Agreement");

          (ii) amend the Corporation's Certificate of Incorporation to change the name of the Corporation to "THE viaLink COMPANY" as required to permit transfer and assignment of the name "Applied Intelligence Group" to The
     Netplex Group, Inc. in accordance with the Asset Acquisition
     Agreement;

          (iii) amend the Applied Intelligence Group, Inc. 1995 Stock Option Plan (the "1995 Plan") to (A) permit the grant of non-qualified stock options to all employees and non-employee service provides of the Company and its subsidiaries, (B) permit option holders to exercise such stock options through the end of applicable option exercise period without requiring continued employment with the Company as a condition of exercise, and (C) increase the number of shares of common stock, $.001 par value per share of the Company (the "Common Stock") authorized and reserved for issuance under the 1995 Plan from 300,000 to 800,000 (the "1995 Plan Amendment"); and

          (iv) amend the Applied Intelligence Group, Inc. 1998 Non-Qualified Stock Option Plan (the "1998 Plan") to (A) permit the grant of options to all employees and non-employee service provides of the Company and its subsidiaries, and (B) increase the number of shares of Common Stock authorized and reserved for issuance under the 1998 Plan from 150,000 to 800,000 (the "1998 Plan
     Amendment")

     NOW, THEREFORE, BE IT RESOLVED, that the Asset Acquisition
Agreement between the Corporation and Netplex, Inc., dated August
31, 1998, as amended September 8, 1998, is hereby approved in all respects;

     RESOLVED FURTHER,  that Article I of the Certificate of
Incorporation of the Corporation be amended to change the name of the Corporation as follows:

                            ARTICLE I

                              Name

          The name of the corporation is "APPLIED
     INTELLIGENCE GROUP, INC.", and, as amended, the name of this Corporation has been changed to "THE viaLink
     COMPANY."


     RESOLVED FURTHER,  that the Applied Intelligence Group, Inc.
1995 Stock Option Plan  be amended  as follows:

     The Applied Intelligence Group, Inc. 1995 Stock Option Plan
(the "Plan") is hereby amended as follows:

                               I.

     The first sentence of Section 1.1 of the Plan is hereby amended to read as follows:

          "The purpose of APPLIED INTELLIGENCE GROUP, INC. 1995 STOCK OPTION PLAN shall be to attract, retain and motivate management, directors, employees or professional non-employee service providers of Applied Intelligence Group, Inc. (the "Company") and subsidiaries and certain other individuals who have benefitted or could benefit the Company (collectively, the "Participants") by way of granting (i) nonqualified stock options ('Stock Options') and (ii) incentive stock options ('ISO Options')."

                               II.

     The first sentence of Section 1.4 of the Plan is hereby amended to read as follows:

          "Shares of stock ('Stock') covered by Stock Options and ISO Options shall consist of Eight Hundred Thousand
          (800,000) shares of the voting common stock, par value
          $.001, of the Company"

                              III.

     The first paragraph of Section 2.2 of the Plan is hereby amended to read as follows:

          "2.2 Grant and Terms for Stock Options. Stock Options shall be granted on the following terms and conditions. No Stock Option shall be exercisable more than ten (10) years from the date of grant. Subject to such limitation, the Committee shall have the discretion to fix the period ("Option Period") during which Stock Options may be exercised."

                               IV.

     The first three sentences of Section 3.2 of the Plan are hereby amended to read as follows:

          "ISO Options may be granted only to management or other employees of the Company, its parent or any subsidiary of the Company. No ISO Options shall be granted to any person who is not eligible to receive 'incentive stock options' as provided in Section 422 of the Code. No ISO Options shall be granted to any management or other employee if, immediately before the grant of and ISO Option, such employee owns more than 10% of the total combined voting power of all classes of stock of the Company, its parent or its subsidiaries (as determined in accordance with the stock attribution rules contained in Section 422 and Section 424(d) of the
          Code)."

                               V.

     The Plan is hereby amended to delete the word "key" each place it appears in the Plan.

     Except as otherwise provided in this 1998 Amendment to Applied Intelligence Group, Inc. 1995 Stock Option Plan
("Amendment"), the Plan is hereby ratified and confirmed in all respects. This Amendment shall be effective as of September 1, 1998.

     RESOLVED FURTHER,  that the Applied Intelligence Group, Inc.
1998 Non-Qualified Stock Option Plan  be amended  as follows:

     The Applied Intelligence Group, Inc. 1998 Non-Qualified
Stock Option Plan (the"Plan") is hereby amended as follows:

                               I.

     The first sentence of Section 1.1 of the Plan is hereby amended to read as follows:

          "The purpose of the Plan shall be to attract, retain and motivate directors, executive officers, employees, independent contractors and consultants of the Company and its subsidiaries and certain other individuals who have benefitted or could benefit the Company ('Eligible Persons') by way of granting non-qualified stock options ('Stock Options') with stock appreciation rights attached ('Stock Option SARs')."

                               II.

     The first sentence of Section 1.4 of the Plan is hereby amended to read as follows:

          "Shares of stock ('Stock') covered by Stock Options and SARs shall consist of 800,000 shares of the Common Stock, $.001 par value, of the Company, subject to adjustment pursuant to Section 1.7 of the Plan, which may be either authorized and unissued shares or treasury shares, as determined in the sole discretion of the Board."

                              III.

     Section 2.1.1 of the Plan is hereby amended to read as follows:

          2.1.1 Grant and Terms for Stock Options. Stock Options and Stock Option SARs shall be granted by the Board on the following terms and conditions: No Stock Options and Stock Option SARs shall be exercisable more than 10 years after the date of grant. Subject to such limitation, the Board shall have the discretion to fix the period (the 'Option Period') during which any Stock Option or Stock Option SAR may be exercised."

                               IV.

     Section 3.1.1 of the Plan is hereby amended to read as follows:

          "3.1.1 Grant and Terms for SARs. The Board may grant SARs to Participants in connection with Stock Options granted under the Plan. SARs shall terminate at such time as the Board determines and shall be exercised only upon surrender of the related Stock Option and only to the extent that the related Stock Option (or the portion thereof as to which the SAR is exercisable) is exercised. The applicable SAR shall (i) terminate upon the termination of the underlying Stock Option,
          (ii) only be transferable at the same time and under the same conditions as the underlying Stock Option is transferable, (iii) only be exercised when the underlying Stock Option is exercised, and (iv) may be exercised only if there is a positive spread between the Option Price and the fair market value of the Stock for which the SAR is exercised."

     Except as otherwise provided in this 1998 Amendment to Applied Intelligence Group, Inc. 1998 Non-Qualified Stock Option Plan ("Amendment"), the Plan is hereby ratified and confirmed in all respects. This Amendment shall be effective as of September 1, 1998.


     EXECUTED on the date set forth below, but effective as of the 1st day of September, 1998.

Date:  _October 16, 1998                _/s/Robert L. Barcum________
                                        Robert L.  Barcum

Date:  _ October 16, 1998               _/s/Robert N. Baker_________
                                        Robert N.  Baker

Date:  _ October 16, 1998               _/s/Robert L. Barcum________
                                        Robert L. Barcum, as
                                        proxy for and on behalf
                                        of Russell L. Reinhardt
                                        and David B. North



EXHIBIT 99.3

Applied Intelligence Group, Inc., Announces a Change in its Name to "The viaLink Company"

EDMOND, Okla.--(BUSINESS WIRE)--Oct. 23, 1998--Applied Intelligence Group, Inc. (Nasdaq: IQIQ)www.vialink.com, an electronic commerce and leading-edge, Internet-based applications company announced today that it has changed its name to The viaLink Company. The change of name is a result of the completed sale of its Systems Integration and Consulting Business Segment to The Netplex Group, Inc. (Nasdaq: NTPL), of McLean, Virginia. Pursuant to the Acquisition Agreement, The Netplex Group has acquired the rights to use the name "Applied Intelligence Group".

The viaLink Company (formerly known as "Applied Intelligence
Group") will maintain its Nasdaq Symbol: IQIQ. The Company will also maintain its headquarters in Edmond, Oklahoma.

In addition, the Board of Directors also announced that Lewis B. "Bucky" Kilbourne, one of the Company's outside board members, has been named acting CEO of The viaLink Company. Robert L. Barcum, President of the Applied Intelligence Group division of the Netplex Group, will remain as Chairman of the Board of The viaLink Company.


In making the announcement, Kilbourne commented, "Proceeds have already been received from this sale and will be used to reduce outstanding debt and allow us to continue our focus of building a recurring revenue base through the Company's deployed viaLink(R) and ijob(tm) solutions."

The viaLink Company is an electronic commerce company and is a recognized leader in providing business solutions through technology to the retail industry. The viaLink Company's services combine Electronic Commerce and leading-edge Internet-based applications to provide consumer product manufacturers, distributors and retailers the capability of doing business electronically with all of their trading partners. The subscription-based viaLink services allow supply chain participants to electronically send and receive product, cost, and promotional information in a format that is compatible with any party's system, regardless of their technological sophistication, and at a fraction of the cost of traditional EDI (Electronic Data Interchange).

This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 ("The Act"). Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors which could significantly change results, include but are not limited to sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and factors affecting the retail and technology industry in general. Additional information regarding these and other factors may be included in the Company's quarterly 10-QSB filings and other public documents, copies of which are available from the Company upon request.

CONTACT: Investor Awareness, Inc.
Tony Schor, 847/945-2222
Investawar@aol.com
or
The viaLink Company
Lewis B. "Bucky" Kilbourne, 405/936-2300


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